UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported) June 22, 2012


                               VERIFY SMART CORP.
             (Exact name of registrant as specified in its charter)

          NEVADA                      333-136492                 20-5005810
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)

  40 Hillside Ave, Mahwah, New Jersey                              07430
(Address of principal executive offices)                         (Zip Code)

                                  775-575-1261
              (Registrant's telephone number, including area code)

                  57 Montague Street, Brooklyn, New York 11201
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 22, 2012, Verify Smart Corp. ("we" "us" "our" the "Company") entered into a share purchase agreement with Ukabobs LLC (doing business as iMobile Interactive), a New Jersey limited liability corporation, and the selling members of Ukabobs LLC. Pursuant to the terms of the share purchase agreement, we have agreed to acquire 100% of the outstanding ownership interest Ukabobs LLC from the selling members in exchange for the issuance by our company of 8,800,000 shares of our common stock. A copy of the share purchase agreement is attached to this report as Exhibit 10.1.

Ukabobs LLC was formed in New Jersey in April 2007. Under the brand iMobile Interactive, Ukabobs LLC operates a full service digital content delivery platform for the mobile phone channel. The iMobile Interactive platform delivers text, multi-media and WAP messages internationally through the website www.ukabobs.com, and incorporates an array of mobile technologies including 1 way and 2 way text messaging, alerts, promotions, voting, polling, trivia games, pictures, videos, audio, software and themes in addition to "content on demand" delivery services and "remote command execution from cell" services to the mobile phone channel.

TERMS AND CONDITIONS OF THE SHARE EXCHANGE AGREEMENT

The following is a brief description of the terms and conditions of the share purchase agreement that are material to our company:

1. The representations and warranties of Ukabobs LLC, it's shareholders and our company set forth in the share purchase remain true, correct and complete in all respects as at the closing;

2. All of the covenants and obligations that the respective parties are required to perform or to comply with pursuant to the share purchase agreement at or prior to the closing must have been performed and complied with in all material respects;

3. Ukabobs LLC and our company having received duly executed copies of all third party consents and approvals contemplated by the share purchase agreement, if any;

4. Ukabobs LLC and our company each having been reasonably satisfied with their due diligence investigations of the other party that is reasonable and customary in transactions of this kind;

5. Ukabobs LLC will have delivered to our company audited financial statements prepared in accordance with United States GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States;

6. Mr. Paul DiMarco and Mr. Mitesh Patel, the managing members of Ukabobs LLC, will enter into mutually approved employment agreement with our Company;

7 Mr. Paul DiMarco will be appointed as Director of Verify and Mr. Mitesh Patel will be appointed as Chief Technical Officer of our Company; and

8 If closing of the transaction is not completed by August 31, 2012, any party not in default of its closing obligations may terminate the agreement.

The foregoing description of the share purchase agreement is qualified in its entirety by the contents of the share purchase agreement attached as Exhibit
10.1 to this current report.

Due to conditions precedent to closing, including but not limited to those set out above, and the risk that these conditions precedent will not be satisfied, there is no assurance that we will complete the transaction.

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
ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On June 26, 2012, we concluded that the Company's financial statements for the fiscal year ended June 30, 2010, and for the subsequent interim periods ended September 30, 2010, December 31, 2010, and March 31, 2011, should no longer be relied upon. Specifically, the Company determined, during the preparation of its annual report on Form 10-K for the year ended June 30, 2011, that it failed to properly recognize paid in capital totaling approximately $52,000 and the related issuance of 570,000 shares of common stock during the months of April, 2010. Of the shares issued, 520,000 were issued to investors at $0.10 per share, and 50,000 were issued in respect of finder's fees. Although the 570,000 shares of common stock were correctly included in the Company's stated issued and outstanding common stock as disclosed in its quarterly reports on form 10-Q for the periods ended September 30, 2010, December 31, 2010, and March 31, 2011, the issuance of the unregistered securities was not described.

In addition, the financial statements for the interim periods ended September 30, 2010, December 31, 2010, and March 31, 2011 were filed without the review and consent of the Company's independent accountants.

The Company intends to restate the financial statements and to appropriately amend the relevant annual and quarterly reports as soon as practicable to correct the above described errors.

The Company's sole officer has discussed the errors with the Company's independent accountants.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1 Share Purchase Agreement dated June 22, 2012 among Verify Smart Corp., Ukabobs LLC, and the Selling Members of Ukabobs LLC.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFY SMART CORP.


/s/ Tony Cinotti
----------------------------------------
Tony Cinotti
President and Director
Date: June 27, 2012

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